Ameritas Variable Life Insurance Company Logo
--------------------------------------------------------------------------------
                     One Ameritas Way / P. O. Box 82550 / Lincoln, NE 68501-2550


JOHN D SPECIMEN                                       Policy Number:  1109005440
PO BOX 81889                                Social Security Number:  ###-##-####
LINCOLN NE  68501-1889                                 Insured:  John D Specimen


RE:  Notice of Cancellation Right

Mr. Specimen:

Thank you for selecting this Low-Load Variable Universal Life insurance policy which combines the guarantees of insurance with the opportunities of investment. We believe it will serve you well.

This letter is sent to you in accordance with the laws administered by the United States Securities and Exchange Commission (SEC). Please read it carefully and retain with your important records.

Low-Load Variable Universal Life is a variable universal life insurance policy in which you may direct your net premiums into one or more of the investment accounts ranging from the Fixed Account (managed by ALIC) to the various portfolios in ALIC's Separate Account LLVL managed or administered by Vanguard Variable Insurance Fund, Neuberger & Berman Advisors Management Trust or Berger Institutional Products Trust. If you choose one or more of these portfolios, your benefits depend on their investment experience.

Under the requirements of the SEC and your policy, you have the right to return this policy for cancellation within (1) 10 days from the date of receipt of this policy, or (2) 10 days from the date of receipt of this notice, or (3) 45 days from the date you signed the application, whichever is later. The amount of the refund is the greater of the premiums paid or the premiums paid adjusted by investment gains or losses. Please review the prospectus for details of Low-Load Variable Universal Life expenses and your cancellation right, and also the attachments to this letter which provide further details on your right of cancellation.

While we hope you are pleased with your ownership of this policy, if you should decide to exercise this right of cancellation, complete the enclosed form and return your policy within the time period outlined above.

Please do not hesitate to contact our Individual Client Services Department (1-800-745-6665) with any questions you may have about the insurance coverage, investment options, expenses, or your rights as a policyholder. Again, thank you for your confidence in Ameritas Life Insurance Corp., Vanguard Variable Insurance Fund, Neuberger & Berman Advisors Management Trust, Berger Institutional Products Trust and Low-Load Variable Universal Life.

Sincerely,


/s/Kenneth C. Louis
President

Form 4055 (1-1)

                                   Ameritas Variable Life Insurance Company Logo
--------------------------------------------------------------------------------
                     One Ameritas Way / P. O. Box 82550 / Lincoln, NE 68501-2550


JOHN D SPECIMEN                                       Policy Number:  1109005440
PO BOX 81889                                Social Security Number:  ###-##-####
LINCOLN NE  68501-1889                                 Insured:  John D Specimen




                LOW-LOAD VARIABLE UNIVERSAL LIFE INSURANCE POLICY

In determining whether or not to exercise your right to cancel, you should consider, among other things: the insurance and investment needs served by your policy, the projected cost of your policy and the deductions from the premiums before the payment is allocated to the various investments available in the policy.

You have been given a prospectus which describes the deductions from each premium payment which is a current 3.5% premium charge (guaranteed maximum of 5%). This charge is used to pay state and federal taxes.

Deductions from the accumulation value in your accounts include:

         A monthly administrative expense charge of $9.00 during the first year and $4.50 thereafter (could be increased to a maximum of $9.00 in the future).

         A monthly cost of insurance based on the current cost of insurance rates now in effect (could be increased in the future to the TABLE OF POLICY CHARGES shown in your policy).

         A current mortality and expense charge of 0.75% of the accumulation value (could be increased to a guaranteed maximum of 0.90% in the future).

There is no surrender charge on this policy at any time. If you later decide to surrender the policy, the full accumulation value less any outstanding policy debt will be available to you.

Form 4055 (1-2)

                                   Ameritas Variable Life Insurance Company Logo
--------------------------------------------------------------------------------
                     One Ameritas Way / P. O. Box 82550 / Lincoln, NE 68501-2550


JOHN D SPECIMEN                                       Policy Number:  1109005440
PO BOX 81889                                Social Security Number:  ###-##-####
LINCOLN NE  68501-1889                                 Insured:  John D Specimen






                               ***INSTRUCTIONS***

                              PLEASE READ CAREFULLY

RE:  Request for Cancellation

If, after reading the enclosed notice, you elect to return your policy for cancellation, please:

         1.       Sign and date the bottom portion of this form.

         2. Mail this notice together with your policy to:

                          Ameritas Life Insurance Corp.
                        One Ameritas Way, P.O. Box 81889
                          Lincoln, Nebraska 68501-1889

         3. Make certain that the postmark of the return envelope is on or before the last date permitted for cancellation as described in the attached letter.

                         ***TO BE COMPLETED BY OWNER***

TO:      Ameritas Life Insurance Corp. (ALIC)

Pursuant to the terms of the notice previously furnished me by ALIC, I hereby return the policy numbered above (The "Policy") for cancellation and request a refund. The amount of the refund will be the greater of the premiums paid or the premiums paid adjusted by investment gains or losses. I hereby release ALIC from any and all claims arising out of or in connection with the sale or issuance of the policy under state insurance law and I hereby acknowledge that ALIC's sole liability with respect to the policy is the refund to me.



------------------------------------         -----------------------------------
             Date                                   Signature of Policyowner

Form 4055 (1-3)